                                  EXHIBIT 10.5


                           FIRST FEDERAL OF THE SOUTH

                              EMPLOYMENT AGREEMENT

                                 JANUARY 1, 1998

                                 (BOBBY R. COOK)


         THIS AGREEMENT is entered into as of the 1st day of January, 1998 (the "Effective Date"), by and between First Federal of the South (the "Association") and Bobby R. Cook (the "Employee").

         WHEREAS, the Employee has heretofore been employed by First Federal Savings and Loan Association of Chilton County as President and Chief Executive Officer and is experienced in all phases of the business of banking; and

         WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Association and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is hereby employed as President of the Western Division of the Association. In such capacity, the Employee shall operate and manage the Association's branch locations situated in and surrounding Chilton County, Alabama, within the framework of the approved annual budgets, and with a sound system of internal controls, and in compliance with the policies of the Board of Directors of the Association (the "Board"), and all applicable laws and regulations. The Employee shall also serve on the Loan Committee of the Board, and such other committees as the Board designates, and shall regularly attend such meetings of the committee(s) held at the Association's principal executive offices in Sylacauga, Alabama. Further, the Employee shall promote, by entertainment or otherwise, and to the extent permitted by law, the business of the Association. The Employee's other duties shall be such as the Chief Executive Officer of the Association may from time to time reasonably direct, including the rendering of such administrative and management services for the Association as are customarily performed by persons situated in a similar executive capacity or with similar managerial experience.

         2. Base Compensation. The Association agrees to pay the Employee during the term of this Agreement a salary at the rate of $90,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

         3. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of the Association in discretionary bonuses that the Board may award from time to time to the Association's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

         4. (a) Participation in Retirement, Medical and Other Plans. The Employee shall participate in any plan that the Association maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

              (b) Employee Benefits; Expenses. The Employee shall participate in any fringe benefits which are or may become available to the Association's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commen surate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Association.

         5. Term. The Association hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9 of this Agreement). Additionally, on each annual anniversary date from the Effective Date, this Agreement and the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

         6.   Loyalty; Full Time and Attention.

              (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Association or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Association, or be gainfully employed in any other position or job other than as provided above.

              (b) Nothing contained in this Section 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Association, or, solely as a passive or minority investor, in any business.

         7. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Association will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         8. Vacation, Sick Leave and Annual Physical Examination.

              (a) The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time; provided that:

                  (i) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Association.

                  (ii) The Employee shall not receive any additional compensation from the Association on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

                  (iii) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment obligations with the Association for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion approve. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

                  (iv) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

              (b) The Employee, at least once during each 12-month period, beginning on the Effective Date and each anniversary thereof, shall schedule and submit to a full physical examination by a licensed medical physician and, if requested, shall submit the findings of such examination to the Board of Directors.

         9. Termination and Termination Pay. Subject to the provisions of
Section 11 of this Agreement, the Employee's employment hereunder may be terminated under the following circumstances:

              (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

              (b) Disability. The Association may terminate the Employee's employment after having established, through a determination by the Board, the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Association's long-term disability plan (or, if the Association has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this Section 9(b).

              (c) For Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease- and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Employee if a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail.

              (d) Without Cause. Subject to the provisions of Section 11 hereof, the Board may, by written notice to the Employee, immediately terminate his employment at any time for any reason; provided that if such termination is for any reason other than pursuant to Sections 9 (a) (b) or (c) above, the Employee shall be entitled to receive the following compensation and benefits: (i) the salary provided pursuant to Section 2 hereof, up to the date of expiration of the term (including any renewal term then in effect) of this Agreement (the "Termination Date"), plus said salary for an additional 12-month period, and
(ii) the cost to the Employee of obtaining all health, life, disability and other benefits (excluding any bonus, stock option or other compensation benefits) which the Employee would have been eligible to participate in through the Termination Date based upon the benefit levels substantially equal to those that the Association provided for the Employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum within 10 days of such termination; provided, however, that the amount to be paid by the Association to the Employee hereunder shall not exceed 3 times the Employee's "average annual compensation". The Employee's "annual average compensation" shall be the average of the total annual "compensation" acquired by the Employee during each of the 5 fiscal years (or the number of full fiscal years of employment, if the Employee's employment is less than 5 years at the termination thereof) immediately preceding the date of termination. The term "compensation" shall mean any payment of money or provision of any other thing of value in consideration of employment, including, without limitation, base compensation, bonuses, pension and profit sharing plans, directors fees or committees fees, fringe benefits and deferred compensation accruals.

              (e) Constructive Discharge. Notwithstanding Section 9(f) hereof, if the Employee voluntarily terminates his employment with the Association during the term of this Agreement, within 60 days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing, the Employee shall be entitled to receive the compensation and benefits set forth in Section 9(d) hereof: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 35 miles from his primary office (except for any trips to the principal executive offices of the Association in connection with the performance of the Employee's duties pursuant to this Agreement); (ii) a material reduction without reasonable cause in the Employee's Base Compensation;
(iii) the failure by the Association to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Association or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a material diminution of reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Association; or (vi) a material reduction in the secretarial or other administrative support of the Employee.

              (f) Voluntary Termination by Employee. Subject to the provisions of Section 11 hereof, the Employee may voluntarily terminate employment with the Association during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits accrued up to the date of his termination.

         10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

         11.  Change in Control.

         (a) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Association, without the Employee's prior written consent and for a reason other than for Cause, death or disability in connection with or within 24 months after any change in control of the Association or SouthFirst Bancshares, Inc. (the "Corporation"), the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 28OG(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other "parachute payments" (as defined under Section 28OG(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within 10 days of such termination. The term "change in control" shall mean
(1) a change in the ownership, holding or power to vote more than 25% of the Association's or corporation's voting stock, (2) a change in the ownership or possession of the ability to control the election of a majority of the Association's or Corporation's directors, (3) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Association or the Corporation by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2) and (3) hereof, ownership or control of the Association or its directors by the Corporation itself shall not constitute a ("change in control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Association (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within 12 months following a change in control of the Association or the Corporation, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence of any of the following events, or within 90 days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 35 miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control, as the same may be increased from time to time; (iii) the failure by the Association to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Association which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of the Association if the Employee is serving on such Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Association.

         (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

         (d) In the event that any dispute arises between the Employee and the Association as to the terms or interpretation of this Agreement, including this
Section 11, whether instituted by formal legal proceedings or otherwise, including an, action that the Employee takes to enforce the terms of this
Section 11 or to defend against any action taken by the Association, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall have obtained a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within 10 days of Employee's furnishing to the Association written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

         12.  Requirements of Applicable Regulations of OTS

         (a) The Association's board of directors may terminate the Employee's employment at any time, but any termination by the Association's board of directors, other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause (as defined in Section 9(c) of this Agreement).

         (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under section 8(e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. 1818
(e)(3) and (g)(1)), the Association's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion
(i) pay the Employee all or part of the compensation withheld while its obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Association is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Section 12(d) shall not affect any vested rights of the parties.

         (e) All obligations under this Agreement shall be terminated, except to the extent determined that the continuation of this Agreement is necessary of the continued operation of the Association:

             (i) By the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in 13(c) of the Federal Deposit Insurance Act; or

             (ii) By the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition.

         Any rights of the Employee that have already vested, however, shall not be affected by such action.

         (f) Should any provision of this Agreement give rise to a discrepancy or conflict with respect to any applicable law or regulation, then the applicable law or regulation shall control the relevant construction and operation of this Agreement.

         13. Successors and Assigns.

             (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Association which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Association.

             (b) Since the Association is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Association.

         14. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         15. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.

         17. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                                   FIRST FEDERAL OF THE SOUTH



/s/ Joe K. McArthur                        /s/ Donald C. Stroup
-------------------                       -------------------------------------
Secretary                                 President and Chief Executive Officer


WITNESS:


                                          /s/ Bobby R. Cook
-------------------                       -------------------------------------
                                          Bobby R. Cook ("Employee")